CONSENT TO SUBLEASE AGREEMENT

THIS CONSENT TO SUBLEASE AGREEMENT (this "**Consent Agreement**") is made as of this 15th day of November, 2024 (the "**Effective Date**"), by and among Orangemen Holdings, Inc., a Florida corporation ("**Landlord**"), Inovar Packaging, LLC, a Florida limited liability company ("**Sublessor**"), and Brownie's Marine Group, Inc., a Florida corporation ("**Sublessee**" and, together with Landlord and Sublessor, collectively, the "**parties**").

<u>RECITALS:</u>

WHEREAS, Landlord and Tenant, are parties to that certain Lease dated as of September 21, 2023 (the "**Lease**"), pursuant to which Landlord leases to Sublessor approximately 19,065 square feet of real property and improvements commonly known as 4061 SW 47th Avenue, Davie, FL 33314, Florida, and as more particularly described in the Lease (the "**Premises**"); and

WHEREAS, pursuant to that certain Sublease dated November ___, 2024, a copy of which is attached hereto as <u>**Exhibit A**</u> (the "**Sublease**"), Sublessor desires to sublet to Sublessee all of the Premises (the "**Subleased Premises**"), which Subleased Premises are more specifically described in the Sublease, and Landlord desires to consent to the Sublease, in accordance with the terms and conditions hereinafter set forth;

B70E83C41DBF472...

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. <u>**Recitals.**</u> The foregoing recitals are hereby incorporated into the body of this Consent Agreement as if fully rewritten and restated herein.

2. <u>**Representations, Warranties and Covenants.**</u> Sublessor and Sublessee each represent and warrant to Landlord that they have delivered to Landlord a true and complete copy of the Sublease, inclusive of schedules and exhibits, and that there are no other agreements, written or oral, between Sublessor and Sublessee with respect to all or any portion of the Premises and/or Sublessor's interest therein. Sublessor and Sublessee hereby covenant and agree that they shall not modify or amend any material economic term of the Sublease without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole but reasonable discretion. Sublessor and Sublessee each represent and warrant to and covenant with Landlord that the term of the Sublease shall expire simultaneously with or prior to the expiration or earlier termination of the Lease. Sublessee further covenants and agrees that in the event that the Lease is terminated prior to its stated expiration date for any reason whatsoever, then at Landlord's sole and unilateral option, the Sublease shall be deemed to have terminated simultaneously with the Lease (and if the Sublease is not so terminated, it shall continue as a direct lease between Landlord and Sublessee).

3. <u>**Consent**</u>. Subject to the terms of **Section 7** below, Landlord hereby consents to the Sublease and Sublessor's sublet to Sublessee of the Subleased Premises thereunder; provided, however, that Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease and assumes no liability or obligation of any kind whatsoever on account of anything contained in the Sublease; provided, however, that Landlord hereby approves of the Subtenant Work (as defined in the Sublease), subject to Landlord's approval of Sublessee's contractor in accordance with Exhibit D of the Lease. It is understood and agreed by the parties hereto that Sublessor shall continue to pay Rent to Landlord, pursuant to the requirements of the Lease, and Sublessee shall pay to Sublessor those payments due, from time to time, under the terms of the Sublease; provided, however, that Sublessor and Sublessee

acknowledge and agree that at any time and from time to time after any default by Sublessor under the Lease (subject to applicable notice and cure period, if any), Landlord may (but shall not be obligated to) direct Sublessee to make all payments due under the Sublease to Landlord, rather than Sublessor. No such election by Landlord shall constitute a waiver of any or all of Landlord's rights and remedies against Sublessor under the Lease. In such event, payments timely delivered to Landlord by Sublessee shall be deemed to satisfy Sublessee's monetary obligations under the Sublease.

4. **Limitation on Consent.** Landlord's consent to the Sublease given hereunder does not and shall not diminish, or release Sublessor from, any or all of Sublessor's obligations and liabilities under the Lease; and Sublessor shall continue to remain primarily liable for the timely performance of all obligations required to be performed by Sublessor under the Lease.

5. **One-Time Consent.** Landlord's consent to the Sublease given hereunder does not and shall not be deemed to constitute, or be construed as, consent to any future sublease or assignment.

6. **Acceptance of Premises.** Sublessee accepts the Subleased Premises in an "ASIS", "WHERE-IS" condition and Sublessee agrees that Landlord does not currently have, nor shall it have, at any future date, any obligation, of any nature whatsoever, to perform any improvements or alterations to or for the benefit of either or both of the Subleased Premises and Sublessee except as may be expressly required by the Lease. Sublessee acknowledges that Landlord has not made any representation as to the condition of the Subleased Premises or the suitability thereof for Sublessee's intended use.

7. **Compliance With Lease.** Sublessee hereby agrees to be bound by, and comply with, all of the obligations and responsibilities imposed on Sublessor as the tenant under the Lease, except for the obligation to pay to Landlord the Rent due under the Lease, which obligation shall be governed by the terms of Section 3 of this Consent Agreement and the Sublease. To the extent that there is a conflict between the terms of the Sublease and the Lease, the terms of the Lease shall prevail in all respects.

8. **Additional Terms.** The parties hereby agree as follows:

a) Elevator **Code Violations** : Landlord shall be responsible, at its sole cost and expense, to remedy any violations at the Premises of codes, ordinance regulations, or binding guidelines promulgated by governmental authorities having jurisdiction over the Premises (**"Violations"**) which exist prior to the Effective Date. Sublessee shall be responsible, at its sole cost and expense, for any new and unrelated Violations which arise on or following the Effective Date; provided, however, that Landlord and Sublessor shall reasonably cooperate with Sublessee in curing such Violations, at no cost or expense to Landlord or Sublessor.

b) **HVAC Contribution:** Landlord shall contribute to the costs of the HVAC Work (as defined in the Sublease) in accordance with Exhibit C of the Lease (the **"HVAC Contribution"**). Sublessee acknowledges that the cost of the HVAC Work has been factored into the rents due under the Sublease, and accordingly the full amount of the HVAC Contribution shall be retained by Sublessor, and Sublessor shall be under no obligation to reimburse Sublessee therefor.

c) **Elevator Contract:** Sublessee hereby agrees to maintain, at its sole cost and expense, a contract for the regular maintenance and servicing of the elevator(s) serving the Premises, and to provide Landlord with a copy of the same. Landlord

shall be responsible, at its sole cost and expense, for any further repairs to, or maintenance or replacement of, the elevator(s).

9. Entire Agreement. This Consent Agreement, together with the Lease and the Sublease, constitutes the entire understanding between the parties hereto with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Consent Agreement. Neither this Consent Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

10. Counterparts. This Consent Agreement may be executed in one or more multiple counterparts, all of which, when taken together, shall constitute one and the same instrument.

11. Binding Effect. The terms, conditions and covenants of this Consent Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective nominees, successors, beneficiaries and assigns.

12. Governing Law. This Consent Agreement shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Consent Agreement as of the Effective Date.

LANDLORD:

Orangemen Holdings, Inc.,
a Florida corporation

By: ______________________________

Name: Scott Gorton
Its: President

SUBLESSOR:

Inovar Packaging, LLC,
a Florida limited liability company

DocuSigned by:
By: Zack Hall
B82D37938A494C8...

Name:
Its:

SUBLESSEE:

Brownie's Marine Group, Inc.,
a Florida corporation

By: ______________________________

Name: Robert Carmichael
Its: CEO

EXHIBIT A

SUBLEASE

(attached hereto)

SUBLEASE

INOVAR PACKAGING, LLC,
a Florida limited liability company

as Sublandlord

and

BROWNIE'S MARINE GROUP, INC.,
a Florida corporation

as Subtenant

SUBLEASE

INOVAR PACKAGING, LLC,
a Florida limited liability company

as Sublandlord

and

BROWNIE'S MARINE GROUP, INC.,
a Florida corporation

as Subtenant

SUBLEASE

THIS SUBLEASE (this "**Sublease**") is made and entered into this 1st day of November, 2024 (the "**Effective Date**") by and between **INOVAR PACKAGING, LLC**, a Florida limited liability company ("**Sublandlord**") and **BROWNIE'S MARINE GROUP, INC.**, a Florida corporation ("**Subtenant**"), with respect to the following facts:

RECITALS

A. Sublandlord and **ORANGEMEN HOLDINGS, INC.**, a Florida corporation ("**Master Landlord**") are parties to that certain Lease dated as of September 21, 2023 (as the same may have been amended and/or assigned, the "**Master Lease**"), a true and complete copy of which has been provided to Subtenant.

B. Pursuant to the Master Lease, Sublandlord leases certain premises (as more particularly described in the Master Lease, the "**Premises**"), containing approximately 19,065 square feet (as more particularly described in the Master Lease as the "Premises", the "**Sublease Premises**") in the building located at 4061 SW 47th Avenue, Davie, FL 33314 (the "**Building**").

C. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the entire Sublease Premises on the terms and conditions provided in this Sublease. The parties hereby stipulate the number of rentable square feet set forth above in the Sublease Premises and both parties waive the right to remeasure the same.

D. Unless otherwise expressly provided in this Sublease, or unless capitalized only for grammatical reasons, capitalized terms used in this Sublease shall have the meanings assigned to them in the Master Lease.

AGREEMENT

NOW, THEREFORE, with reference to the foregoing facts and in consideration of the mutual covenants and agreements contained in this Sublease, Sublandlord and Subtenant hereby agree as follows:

Section 1 - Definitions

For purposes of this Sublease, the following terms shall have the following meanings:

(a) Monthly Base Rent. Commencing on the Sublease Commencement Date, and continuing on or before the first day of each calendar month thereafter, Subtenant shall pay to Sublandlord "**Monthly Base Rent**" for the Sublease Premises at the initial rate of Twenty-Six Thousand and No/100 Dollars ($26,000.00). Beginning with the installment of Monthly Base Rent due on October 1, 2025, Monthly Base Rent shall be increased to Thirty-One Thousand and No/100 Dollars ($31,000.00). Monthly Base Rent shall be prorated for any partial month at the beginning or end of the Sublease Term. If the date that Subtenant becomes obligated to pay Monthly Base Rent to Sublandlord under this Sublease or the date of expiration of this Sublease occurs other than on the

first day or last day of a calendar month, the Monthly Base Rent for such month shall be prorated. Subtenant shall pay Base Monthly Rent when due, without any deduction or setoff whatsoever. Notwithstanding anything in this Sublease to the contrary, so long as Subtenant is not in default under this Sublease, Subtenant shall be entitled to an abatement of Monthly Base Rent (all such sums, the "**Abated Rent**") for the time periods and in the amounts set forth below:

Months of Sublease Term:	Abated Rent (monthly):	Monthly Base Rent (less Abated Rent):
November, 2024 – September, 2025	$3,639	$22,361
October, 2025 – October, 2026	$3,639	$27,361
November, 2026 – July, 2028	$0	$31,000

If Subtenant defaults at any time during the Sublease Term and fails to cure such default within any applicable cure period under this Sublease, all Abated Rent shall immediately become due and payable from Subtenant to Sublandlord. The payment by Subtenant of such Abated Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Sublease or at law or in equity. During the period of abatement of Monthly Base Rent, only Monthly Base Rent shall be abated, and all Additional Rent and other costs and charges specified in the Sublease shall remain as due and payable pursuant to the provisions of this Sublease.

(b) Sublease Commencement Date. "**Sublease Commencement Date**" shall mean the Effective Date.

(c) Sublease Premises. "**Sublease Premises**" shall be as described in Recital B above.

(d) Sublease Term. "**Sublease Term**" shall mean the term of Subtenant's subletting of the Sublease Premises pursuant to the terms of this Sublease. The Sublease Term shall commence on the Sublease Commencement Date and shall terminate on July 31, 2028, unless sooner terminated pursuant to any provision expressly provided for in this Sublease or the Master Lease. For the avoidance of doubt, and without limiting the foregoing, Sublandlord shall have the right to terminate the Master Lease and thereby this Sublease pursuant to Section 64 of the Master Lease.

(e) Security Deposit. "**Security Deposit**" means Twenty-Six Thousand and No/100 Dollars ($26,000.00), as further described in Section 9 below.

(f) Prepaid Rent. "**Prepaid Rent**" means the installment(s) of Monthly Base Rent due for (i) the first full calendar month of the Sublease Term, and (ii) any partial month at the beginning of the Sublease Term (as applicable). Concurrently with Subtenant's delivery of this Sublease, Subtenant shall pay Sublandlord the Prepaid Rent, which shall be applied to Monthly Base Rent payable for the month of November, 2024.

Section 2 - Sublease of Sublease Premises

Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Sublease Premises for the Sublease Term on the terms and subject to the conditions set forth herein. Subtenant agrees to accept the Sublease Premises and any improvements, alterations or fixtures therein in their "as-is" condition as of the Sublease Commencement Date and acknowledges that Sublandlord has made no representations or warranties, express or implied, regarding the Sublease Premises or the suitability thereof for Subtenant's purposes; provided, however, Sublandlord hereby agrees it shall deliver the Sublease Premises to Subtenant on the Sublease Commencement Date in broom-clean and vacant condition (other than the FF&E (as defined below)) (the "**Delivery Condition**"). By taking possession of the Sublease Premises, Subtenant conclusively shall be deemed to have accepted the Sublease Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublandlord with respect thereto. Without limiting the foregoing, Subtenant acknowledges that it has had the opportunity to investigate, and satisfy itself with respect to, all aspects of the Building including its systems, parking, occupancy costs and features and, other than with respect to the Delivery Condition, it is not relying upon Sublandlord with respect thereto. In no event shall Sublandlord be obligated to deliver the Sublease Premises to Subtenant prior to the date that all of the following conditions have been satisfied: (i) the Prepaid Rent has been delivered to Sublandlord in immediately available funds; (ii) the Security Deposit has been delivered to Sublandlord; (iii) Sublandlord and Subtenant have mutually executed this Sublease; (iv) Subtenant shall have provided Sublandlord with copies of certificates of insurance, complying in all respects with the terms of this Sublease and the Master Lease, for all insurance required to be provided hereunder and under the Master Lease; and (v) Master Landlord has delivered the Master Landlord Consent to Sublandlord and the Consent Date has occurred.

Subject to the terms of the Master Lease and receipt of written approval by Master Landlord and Sublandlord, Subtenant shall be permitted to make minor, interior, non-structural alterations to the Sublease Premises; provided, however, upon the expiration or earlier termination of this Sublease Subtenant shall be required to remove any such alterations and restore the Sublease Premises to the condition in which it existed prior to such alterations. No alteration or improvements shall be made to the Sublease Premises without the prior written consent of both Master Landlord and Sublandlord, and any approved alteration or improvement shall be completed in accordance with the Master Lease and this Sublease. All contractors and subcontractors performing any work in, on or about the Sublease Premises or providing any materials, supplies or equipment therefor on behalf of Subtenant shall be subject to the prior written approval of Sublandlord, which may be granted or withheld in Sublandlord's sole discretion. Subtenant shall not allow any warranties or guarantees issued to Sublandlord or Master Landlord in connection with any labor, materials or services furnished with the Building to be voided by reason of any act or omission of Subtenant (or of any contractor, subcontractor or other person acting on behalf of Subtenant). Prior to the commencement of any work or the delivery of any materials, supplies or equipment to the Sublease Premises, Subtenant shall have furnished Sublandlord evidence that all such contractors and subcontractors have complied with the insurance requirements of Sublandlord, Master Landlord and the Master Lease. Prior to commencement of any approved alterations, improvements or other work by Subtenant (or any approved contractors or subcontractors) at the Sublease Premises for which a Notice of Commencement is required pursuant to Chapter 713, Florida Statutes, Tenant shall record such a notice in the office of the Clerk of the Circuit Court, Broward County, Florida, identifying Subtenant as the party for whom such work is being performed and requiring the service of copies of all notices, liens, or claims of lien upon Sublandlord. Any such Notice of Commencement shall clearly

reflect that the interest of Subtenant in the Sublease Premises is that of a leasehold estate and shall also clearly reflect that the interest of Sublandlord and Master Landlord shall not be subject to construction liens on account of the improvements, alterations or other work which is the subject of such Notice of Commencement. A copy of such Notice of Commencement shall be furnished to and approved by Sublandlord and its attorneys prior to the recording thereof. Promptly upon completion of construction of each improvement or work performed by Subtenant or at Subtenant's direction, Subtenant shall also deliver to Sublandlord executed originals of the following documents (i) a waiver and release of lien upon final payment in the form provided under Florida Statutes § 713.20(5) from each direct contractor and each other lienor who has given a notice to owner under Florida Statutes Chapter 713; (ii) a contractor's final payment affidavit from each direct contractor in accordance with Florida Statutes § 713.06; and (iii) a notice of termination in recordable form and in compliance with Florida Statutes § 713.132.

Section 3 - Incorporation by Reference; Subtenant's Obligations

The terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, as applicable, except that: (i) each reference in such incorporated sections to "Lease" (or other defined terms of the same import) shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Sublease Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant", respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Landlord under the Master Lease, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord's reasonable efforts (without requiring Sublandlord to spend more than a nominal sum) to obtain Master Landlord's performance; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both Master Landlord and Sublandlord, and the approval of Sublandlord may be withheld if Master Landlord's consent is not obtained; (vii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to cover, and run from Subtenant to, both Master Landlord and Sublandlord; (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (x) all payments shall be made to Sublandlord; (xi) Subtenant shall pay all consent and review fees set forth in the Master Lease to each of Master Landlord and Sublandlord; (xii) Subtenant shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublandlord has such right under the Master Lease; (xiii) all "profit" under subleases and assignments shall be paid to Sublandlord. Except as expressly provided to the contrary in this Sublease, all provisions, rights and obligations

contained in the Master Lease relating to the Sublease Premises shall, during the Sublease Term, be incorporated into this Sublease and shall be binding upon and inure to the benefit of the respective parties to this Sublease; provided, however, that in no event shall Subtenant be entitled to exercise any rights or options (e.g., renewal options, rights of first offer or refusal, rights of termination, etc.) granted to Sublandlord as the tenant pursuant to the Master Lease, which options are hereby agreed to be personal to Sublandlord and exercisable by Sublandlord alone in its sole and absolute discretion. From and after the Sublease Commencement Date, Subtenant agrees to perform and be bound by all of the terms and provisions to be performed by "Tenant" under the Master Lease to the extent that such terms and provisions pertain to or concern the Sublease Premises or the occupancy thereof. Subtenant recognizes that Sublandlord is not in a position to render any of the services to be provided by Master Landlord under the terms of the Master Lease. As between Sublandlord and Subtenant, in the event of any conflict between any of the terms and conditions of the Master Lease and this Sublease, this Sublease shall prevail and control. Any other provision in the Master Lease that by its terms and provisions does not apply to the Sublease Premises shall be deemed inapplicable to this Sublease.

Section 4 - Sublease Subject to Master Lease

This Sublease is, shall be and shall remain at all times subject and subordinate to the terms and conditions of the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the Sublease Term. In the event the Master Lease expires or is otherwise terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. Subtenant shall not take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the Tenant thereunder, or would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Landlord under the Master Lease. Subtenant hereby agrees to indemnify and hold Sublandlord harmless from and against any and all claims, losses and damages, including without limitation, reasonable attorneys' fees and disbursements, which may at any time be asserted against Sublandlord by (a) Master Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease, Subtenant is obligated to perform, or (b) any person by reason of Subtenant's use and/or occupancy of the Sublease Premises in contravention of (i) the terms of this Sublease or (ii) the Tenant's rights and obligations under the Master Lease, or (c) reason of a breach of this Sublease by Subtenant that remains uncured after the passing of all applicable notice and cure periods. If any action, suit or proceeding is brought against any one or more of the aforesaid by reason of any such occurrence, Subtenant will defend such action, suit or proceeding at Subtenant's cost and expense with counsel approved in writing by Sublandlord (not to be unreasonably withheld). Subtenant shall keep Sublandlord fully apprised at all times of the status of any such defense and shall not settle same without the written consent of Sublandlord which consent shall not be unreasonably withheld or delayed. The provisions of this Section 4 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

Section 5 - No Holdover

Upon the expiration or earlier termination of the Sublease Term, Subtenant shall quit and surrender the Sublease Premises as provided in the Master Lease, including, without limitation, as required by Sections 11 and 18 (subclause (f)) of the Master Lease. Any holding over after the end of the Sublease Term up to and prior to the date that the Master Lease terminates shall be considered a tenancy at sufferance on the same terms and conditions of this Sublease. In the event Subtenant holds over, then the Monthly Base Rent shall be increased to an amount equal to the amount of owed pursuant to the Master Lease on account of the "Tenant" thereunder remaining in possession of the Premises after the expiration of the term of the Master Lease, and Subtenant shall indemnity, defend with counsel reasonably acceptable to Sublandlord, protect and hold Sublandlord harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) Subtenant's use, occupancy and/or failure to surrender the Sublease Premises; (ii) the negligence or willful misconduct of Subtenant or its employees, contractors, agents or invitees; (iii) a breach of Subtenant's obligations under this Sublease or the provisions of the Master Lease assumed by Subtenant hereunder, including but not limited to the condition of the Sublease Premises, and (iv) any claims by Master Landlord for default or holding over by Sublandlord under the Master Lease, including, without limitation, claims by Master Landlord against Sublandlord for all damages (including consequential damages) that Master Landlord suffers from Subtenant's holding over of the Sublease Premises. The provisions of this Section 5 shall survive the expiration or earlier termination of this Sublease.

Section 6 –Subtenant's Work

Subject to the approval of Master Landlord in all respects, Subtenant shall, promptly following the Sublease Commencement Date, at Subtenant's sole cost and expense: (i) install new carpeting and tiles throughout the Sublease Premises, and (ii) replace existing fluorescent lighting fixtures with suitable LED lighting fixtures in the office areas of the Sublease Premises (collectively, the "**Subtenant Work**"), which work shall be performed in accordance with the terms and conditions of this Sublease and of the Master Lease, diligently and in a good and workmanlike manner.

Section 7 – Additional Rent

In addition to Monthly Base Rent, commencing on the Sublease Commencement Date and continuing throughout the Sublease Term, Subtenant shall pay to Sublandlord as "Additional Rent": (i) all amounts due and payable by Sublandlord to Landlord under the Master Lease with respect to the Sublease Premises (i.e., the Premises) or otherwise deemed "Additional Rent" under the Master Lease incurred during the Sublease Term, including, without limitation (a) Subtenant's share (which is deemed to be 100%) of operating costs, real estate taxes and insurance required to be paid by Sublandlord as "Tenant" in accordance with the Master Lease, including without limitation Sections 7, 8, 9, 13 and 22 thereof (b) all costs of electricity and any other utility services required to be paid by Sublandlord as "Tenant" under and in accordance with the Master Lease, including without limitation Section 17 thereof, (c) all reasonable costs, expenses and charges relating to Building access cards and security, if any, (d) all costs, expenses and charges required of Sublandlord as "Tenant" under the Master Lease and relating to parking as set forth in the Master Lease, if any; and

(ii) all other amounts and charges expressly required to be paid by Subtenant to Sublandlord by this Sublease (collectively, "**Additional Rent**"). Without limiting the foregoing, Sublandlord shall use reasonable efforts to transfer any accounts it maintains for utilities and services exclusively serving the Sublease Premises to Subtenant promptly following the Sublease Commencement Date.

Monthly Base Rent, Additional Rent and any other amounts payable by Subtenant are collectively referred to herein as "**Rent.**" Subtenant shall pay all Additional Rent when due, without any deduction or setoff whatsoever.

This Sublease shall be deemed and construed to be a "triple net lease". The Monthly Base Rent shall be absolutely net to Sublandlord and shall be paid to Sublandlord free of any charges, assessments, impositions or deductions of any kind and without a statement, deduction or set-off for any reason; and Subtenant shall pay as Additional Rent, and shall indemnify, defend and hold harmless Sublandlord from and against, all costs, taxes, insurance premiums, and all costs of operating, maintaining, repairing, and restoring the Sublease Premises. Sublandlord and Subtenant agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, that Subtenant shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease or the Sublease Premises, such that Sublandlord shall receive, as a net consideration for this Sublease, the Base Rent payable under Section 1(a) hereof. Without limiting the foregoing, Subtenant shall arrange for a preventative maintenance/service HVAC contract for the Sublease Premises in accordance with the Master Lease, including without limitation Section 18 thereof.

Section 8 - Payments

All payments to be made by Subtenant to Sublandlord hereunder shall be made to Sublandlord or its designated agent, at the address set forth herein, or at such other place or places Sublandlord may, from time to time, designate by written notice delivered to Subtenant. All Rent and other payments required to be made by Subtenant shall be paid to Sublandlord by electronic payment or wire transfer to the order of Sublandlord in accordance with the bank details provided by Sublandlord in writing, or by such other method and to such other addresses as may be specified from time to time by Sublandlord in writing.

Section 9 – Security Deposit

Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord the Security Deposit as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant breaches any provision of this Sublease, including but not limited to the payment of Rent, Sublandlord may use all or any part of this Security Deposit for the payment of any Rent or any other sums in default, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Subtenant agrees that Sublandlord shall not be required to keep the Security Deposit in trust, segregate it or keep it separate from Sublandlord's general funds but Sublandlord may commingle the Security Deposit with its general funds and Subtenant shall not

be entitled to interest on the Security Deposit. Within thirty (30) days following (i) the expiration of the Sublease Term, and (ii) Sublandlord's receipt of written confirmation from Master Landlord that there are no defaults under the Master Lease, then provided there exists no default by Subtenant hereunder, the Security Deposit or any balance thereof shall be returned to Subtenant. Subtenant hereby waives the provisions of law, now or hereafter in effect, which provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Sublease Premises, it being agreed that Sublandlord may, in addition, claim those sums specified in this Section 9 and/or those sums reasonably necessary to compensate Sublandlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Subtenant or any officer, employee, agent, contractor or invitee of Subtenant.

Section 10 – Liens

Sublandlord and Subtenant acknowledge and agree that their relationship is and shall be solely that of "landlord-tenant" (thereby excluding a relationship of "owner-contractor", "owner-agent" or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Subtenant, any contractor or subcontractor of Subtenant or any other Subtenant party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Sublease Premises, at any time from the date hereof until the end of the Sublease Term, are hereby charged with notice that they look exclusively to Subtenant to obtain payment for same and that Sublandlord's interest in the Premises and Master Landlord's interest in the Building shall not be subjected to liens of any nature by reason of Subtenant's construction, alteration, renovation, repair, restoration, replacement or reconstruction of any improvements or personal property, or by reason of any other act or omission of Subtenant (or of any person claiming by, through or under Subtenant) including, but not limited to, construction liens. Prior to the recording of any Notice of Commencement in accordance with Section 2 of this Sublease and the commencement of any work or the delivery of any materials, supplies or equipment to the Sublease Premises by or on behalf of Subtenant, Subtenant shall (i) disclose the provisions of this Section 10 to any contractor engaged by Subtenant providing labor, services or materials to the Sublease Premises, (ii) strictly comply with the Construction Lien Law of the State of Florida as set forth in Chapter 713, Florida Statutes, and (iii) record a memorandum of lease (in form and substance approved by Sublandlord and Master Landlord, each in their sole discretion, and in compliance in all respects with Section 56 of the Master Lease), which includes reference to this Section 10 and the following statement: "NEITHER MASTER LANDLORD NOR SUBLANDLORD WILL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO SUBTENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER SUBTENANT, AND THAT THE INTEREST OF SUBLANDLORD IN THE SUBLEASE PREMISES AND MASTER LANDLORD IN THE BUILDING SHALL NOT BE SUBJECT IN ANY WAY TO ANY LIENS, INCLUDING CONSTRUCTION LIENS, FOR IMPROVEMENTS TO OR OTHER WORK PERFORMED IN THE PREMISES BY OR ON BEHALF OF SUBTENANT. THIS EXCULPATION IS MADE WITH EXPRESS REFERENCE TO SECTION 713.10, FLORIDA STATUTES." Sublandlord shall have the right at all times to keep posted on the Sublease Premises any notices that notice third-parties of the foregoing provision, as permitted or required by law of this Sublease, or which Sublandlord shall deem proper for the protection of Sublandlord and the Sublease Premises, and any

other party having any interest therein, from mechanics' and materialmen's liens. Subtenant shall not permit, create or cause to be imposed, claimed or filed upon the Building, or any portion thereof, or upon the interest of Sublandlord or Master Landlord therein, any lien, charge or encumbrance whatsoever. Nothing herein shall be deemed a consent by Sublandlord to any liens being placed upon the Sublease Premises, Building or Sublandlord's interest therein due to any work performed by or for Subtenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Sublandlord to reimburse Subtenant for any portion of the cost of such work. If, because of any act or omission of Subtenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Subtenant shall, at its sole cost and expense, and within thirty (30) days from the date of such imposition, claim or filing, cause the same to be fully paid and satisfied or otherwise discharged of record (by bonding or otherwise). In the event that Subtenant shall fail to comply with the foregoing provisions of this Section 10, Sublandlord shall have the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Subtenant agrees to reimburse Sublandlord, upon demand and as Additional Rent, for all sums so paid and for all costs and expenses incurred by Sublandlord in connection therewith, together with interest thereon, until paid. Subtenant shall indemnify, defend and hold harmless Sublandlord and Master Landlord from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including reasonable attorneys' fees) in any way arising from or relating to the failure by Subtenant or any Subtenant parties to pay for any work performed, materials furnished, or obligations incurred by or at the request of Subtenant or any Subtenant parties. The foregoing indemnity shall survive termination or expiration of this Sublease.

Section 11 - Parking

Subject to the terms of the Master Lease, Subtenant shall have the same parking rights afforded to Sublandlord under the Master Lease.

Section 12 – Use; Access

Subtenant shall use the Sublease Premises solely for the permitted use under the Master Lease, which is given in Section 1 thereof as "Office/Warehouse/Manufacturing", as the same may be further defined and restricted in the Master Lease. Subtenant shall not use, store, transport or dispose of any hazardous material in or about the Sublease Premises. Subtenant shall not do or permit anything to be done in or about the Sublease Premises which would (i) injure the Sublease Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Sublease Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Subtenant shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Sublease Premises. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublandlord and Master Landlord in accordance with this Sublease and the Master Lease, including without limitation Sections 18 (subclause (i)) and 43 thereof.

Subject to the terms, conditions, and limitations of the Master Lease, Subtenant shall have access to the Sublease Premises and the common areas of the Building twenty-four (24) hours per day, seven (7) days per week. On the Sublease Commencement Date (and upon satisfaction of conditions (i) – (v), inclusive, of Section 2 above, Sublandlord shall provide Subtenant with a copy of all keys for the Sublease Premises.

Section 13 – Insurance and Indemnity

Subtenant shall obtain and keep in full force and effect, at Subtenant's sole cost and expense, during the Sublease Term the insurance required under the Master Lease, including without limitation Section 21 thereof. All insurance policies carried by Subtenant in satisfaction of the obligations of the Master Lease (as the same have been incorporated by reference into this Sublease) shall name Sublandlord and any other persons or entity required by Sublandlord and Master Landlord as additional insureds and all liability policies shall also contain a provision that the insurance afforded by such policy shall be primary insurance and any insurance carried by Sublandlord or Master Landlord shall be excess over and non-contributing with Subtenant's insurance. Further, the release and waivers of subrogation set forth in Section 24 or elsewhere in the Master Lease, as incorporated herein, shall be binding on the parties. Except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees, contractors or invitees, Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord, protect and hold Sublandlord harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Sublease Premises by Subtenant; (ii) the negligence or willful misconduct of Subtenant or its employees, contractors, agents or invitees; or (iii) a breach of Subtenant's obligations under this Sublease or the provisions of the Master Lease assumed by Subtenant hereunder. Subtenant's indemnification of Sublandlord shall survive the expiration or earlier termination of this Sublease.

Section 14 – Default: Remedies

Notwithstanding anything to the contrary set forth in Master Lease as incorporated into this Sublease, all time periods for an event of default by Subtenant shall be three (3) days shorter than the applicable time periods for a default of Sublandlord under the Master Lease. A Default, under the Master Lease which is caused by any action, inaction, or default of Subtenant, shall constitute a material default under this Sublease. In the event of any default by Subtenant, Sublandlord shall have all remedies provided pursuant to the Master Lease, this Sublease and by applicable law. Sublandlord may resort to its remedies cumulatively or in the alternative.

Section 15 - Default by Master Landlord or Sublandlord

Subtenant acknowledges and agrees that: (a) Sublandlord shall not be liable or responsible for any breach or default by Master Landlord of any of the covenants or obligations of Master Landlord under the Master Lease; and (b) no such breach or default by Master Landlord shall constitute a default by Sublandlord under this Sublease or subject Sublandlord to any liability to Subtenant for damages or otherwise, unless such default is a result of Sublandlord's acts or failure to act as required hereunder or under the Master Lease that is not caused by a default of Subtenant hereunder or otherwise contributed to by Subtenant. If Master Landlord shall default in the performance of any of its obligations under the Master Lease, Sublandlord agrees, for Subtenant's benefit, upon Subtenant's written request, to use commercially reasonable efforts to enforce the obligations of Master Landlord under the Master Lease in order to attempt to cause Master Landlord to provide Subtenant with the service or other benefit in question. Subtenant shall reimburse all

costs and expenses incurred by Sublandlord in enforcing or attempting to enforce the Master Lease against Master Landlord for Subtenant's benefit, or otherwise at Subtenant's request. If Sublandlord fails, after using its commercially reasonable efforts, to cause Master Landlord under the Master Lease to observe and/or perform its obligations under the Master Lease, upon prior written notice to Sublandlord, Sublandlord shall non-exclusively assign to Subtenant (but only to the extent assignable) Sublandlord's right under the Master Lease to enforce such provisions of the Master Lease and Sublandlord, upon Subtenant's reasonable prior written request and at Subtenant's sole cost and expense, shall reasonably cooperate with Subtenant in this regard.

Section 16 – Liability of Sublandlord

Provided that Subtenant shall faithfully and timely perform each and every obligation of Subtenant under this Sublease, Sublandlord shall comply with the obligations of Sublandlord under the Master Lease, subject to the terms of this Sublease. Sublandlord shall not be deemed to be in default under this Sublease unless Sublandlord fails to perform the obligations required of Sublandlord within thirty (30) days after receipt of a written notice from Subtenant identifying the details of the alleged default. Subtenant shall have no right to offset any damages against Monthly Base Rent, Additional Rent, or other amounts due to Sublandlord hereunder.

Section 17 - Consent of Master Landlord

It shall be a condition precedent to the effectiveness of this Sublease that Master Landlord shall have expressly approved and consented to the terms hereof in writing as required under the Master Lease (the "**Master Landlord Consent**"). Subtenant shall be responsible for all costs and expenses of Sublandlord payable pursuant to the Master Lease which are associated with obtaining the Master Landlord Consent. The date upon which Master Landlord executes the Master Landlord Consent shall be deemed the "**Consent Date.**" If, despite Sublandlord's and Subtenant's good faith efforts to obtain the Master Landlord Consent, the parties do not receive the Master Landlord Consent within thirty (30) days following the date Sublandlord submits this Sublease to Master Landlord requesting its consent to this Sublease, Sublandlord shall have the right to terminate this Sublease upon delivery of written notice to the Subtenant, without cost or penalty, and this Sublease shall be of no further force or effect.

Section 18 - Indemnification

Except to the extent caused by the gross negligence or willful misconduct of Sublandlord or Master Landlord, Subtenant shall indemnify, defend and hold Sublandlord and Master Landlord and their respective employees, agents, contractors, subcontractors, consultants, officers, directors, parents, subsidiaries, affiliates, members, managers, constituent partners, invitees and licensees harmless from all claims, damages, losses, liabilities, costs and expenses, including, without limitation, any sums for which Sublandlord may be liable to Master Landlord under any indemnity or hold harmless in the Master Lease and reasonable attorneys' fees and costs, arising from: (a) Subtenant's use of the Sublease Premises or any other portion of the Building or the conduct of its business or any activity, work, or thing done, permitted or suffered by Subtenant in or about the Sublease Premises, Building, (b) any breach or default in the performance of any obligation to be performed by Subtenant under the terms of this Sublease (or any consents thereto), and (c) any act,

neglect, fault or omission of Subtenant or of its directors, officers, agents, employees, licensees or invitees in connection with this Sublease or in or about the Building and/or the Sublease Premises. In case any action or proceeding shall be brought against Sublandlord by reason of any such claim, Subtenant upon notice from Sublandlord shall defend the same at Subtenant's expense by counsel approved in writing by Sublandlord. To the fullest extent permitted by law, Subtenant, as a material part of the consideration to Sublandlord, hereby assumes all risk of and waives all claims against Sublandlord with respect to damage to property or injury to persons in, upon or about the Sublease Premises, the Building from any cause whatsoever except that which is caused by the failure of Sublandlord to observe any of the terms and conditions of this Sublease where such failure has persisted for an unreasonable period of time after written notice to Sublandlord of such failure, provided that in no event shall Sublandlord be liable for special, consequential or punitive damages. The provisions of this Section 18 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

Section 19 – Assignment and Subletting

Subtenant shall not be permitted to sub-sublease the Sublease Premises, assign its rights in and to this Sublease, or otherwise transfer any interest in or to this Sublease (a "**Transfer**"), in each case (i) in violation of the Master Lease, and (ii) without the prior written consent of Sublandlord (and Master Landlord, as applicable). A consent by Sublandlord to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void, and, at the option of Sublandlord, shall terminate this Sublease. Sublandlord's (or Master Landlord's) waiver or consent to any Transfer shall be ineffective unless set forth in writing, and Subtenant shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. For the purposes of this Section 19, a "Transfer" shall be deemed to include any direct or indirect change in control of Subtenant or transfer of the beneficial interests in Subtenant, including without limitation by way of merger, consolidation, reorganization, or issuance/sale/transfer of securities. For the avoidance of doubt, and without limiting the foregoing, any Transfer or proposed Transfer shall be subject to the terms of the Master Lease, including without limitation Section 35 thereof.

Section 20 - Brokers

Neither Sublandlord nor Subtenant has dealt with any broker or agent in connection with the negotiation or execution of this Sublease. Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. The provisions of this Section 20 shall survive the expiration or earlier termination of this Sublease.

Section 21 - Notices

All notices, demands, statements or communications (each, a "**Notice**") given or required to be given by either party to the other hereunder shall be in writing and shall be sent by United States certified or registered mail or nationally recognized overnight courier, postage prepaid, return receipt requested, or delivered personally to such party at the address listed below or to such other place as

Subtenant or Sublandlord shall have designated in a Notice to the other party. Any Notice will be deemed given three (3) business days after the day it is mailed as provided for in this Section 21 or upon the date delivery is made by hand or by overnight courier.

Address for Sublandlord:

Inovar Packaging Group, LLC
9001 Sterling Street, Suite 100,
Irving, Texas 75063
Attn: Zack Hall
Email: zhall@inovarpkg.com

With a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017
Attn: Paul Yakulis
Email: yakulisp@gtlaw.com

Address for Subtenant:

Brownie's Marine Group, Inc.
Attn:
3001 NW 25th Ave.
Pompano Beach, FL 33069
Email:

Section 22 - Execution of Sublease; No Option or Offer; Counterparts

The submission of this Sublease to Subtenant shall be for examination purposes only, and shall not constitute an offer or option for Subtenant to lease or sublease the Sublease Premises, and this instrument shall not be effective as a sublease or otherwise unless and until this Sublease is executed and delivered by both Sublandlord and Subtenant. This Sublease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. Signatures required in this Sublease may be executed via electronic signature or mark (including, DocuSign), which shall be binding on the parties as originals, and the executed signature pages may be delivered using .pdf or similar file type transmitted via electronic mail, cloud based server, e-signature technology or other similar electronic means, and any such transmittal shall constitute delivery of the executed document for all purposes of this Sublease. The parties agree that a digital image of this Sublease as fully-executed (such as in a portable document format (.pdf)) when sent to the email address of Subtenant, its broker (if any), its attorney (if any), or its authorized agent (if any) shall be deemed delivery of a true and correct original of this Sublease.

Section 23 - Authorization

Each party represents that it has taken all necessary action to cause this Sublease to be the binding obligation of such party, enforceable in accordance with its terms.

Section 24 - Entire Agreement

This Sublease contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter hereof, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Sublease are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Sublease have been relied upon by any party to this Sublease. This Sublease may not be modified or amended except by an instrument in writing signed by the party to be charged. If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' fees, experts' fees, and court costs.

Section 25 – Furniture, Fixtures and Equipment

Subtenant shall have the right to use during the Sublease Term, at no additional cost, the furniture, fixtures and equipment (**"FF&E"**) remaining at the Sublease Premises as of the Sublease Commencement Date. Subtenant shall accept any such FF&E in their currently existing "AS-IS, WHERE-IS, WITH ALL FAULTS" condition and Sublandlord makes no representation or warranty regarding the condition of any such FF&E or their suitability for Subtenant's intended use. Subtenant shall be solely responsible, at Subtenant's sole cost, for maintaining and repairing any such FF&E, for replacing any lost, stolen or damage items of FF&E and for insuring the FF&E, and for paying any taxes in connection with the FF&E. At the expiration or earlier termination of the Sublease Term, Subtenant shall remove such FF&E from the Sublease Premises in accordance with the other terms and conditions of this Sublease, and purchase such FF&E from Sublandlord for the purchase price of one dollar ($1). Sublandlord shall provide, upon Subtenant's written request and at Subtenant's sole cost and expense, a quitclaim bill of sale to evidence Sublessee's ownership of the FF&E.

Section 26 – Governing Law

This Sublease shall be construed, governed and enforced in accordance with the laws of the State of Florida, without regard to principles relating to conflicts of law. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

Section 27 – Effect of Conveyance

As used in this Sublease, the term "Sublandlord" means the holder of the tenant's interest under the Master Lease. In the event of any assignment, transfer or termination of the tenant's interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the tenant's interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further

liability with respect thereto.

Section 28 – Right to Cure Defaults

If Subtenant fails to pay any sum of money under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, after passage of any applicable notice and cure periods, make sure payment or perform such act. All such sums paid, and all such reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the Interest Rate from the date of expenditure until repaid.

Section 29 – Limitation of Liability; No Tenant Lien Rights

The liability of Sublandlord to Subtenant for any default by Sublandlord under the terms of this Sublease will be limited to the proceeds of sale on execution of the interest of Sublandlord in the Sublease Premises; and Sublandlord will not be personally liable for any deficiency, except that Sublandlord will, subject to the provisions of Section 9 hereof, remain personally liable to account to Subtenant for any security deposit under this Sublease except as expressly set forth herein. Additionally, to the extent allowed by law, Subtenant hereby waives any statutory lien it may have against Sublandlord or its assets, including without limitation, the Premises.

Section 30 – Radon Gas

The following notification is provided under section 404.056(5), Florida Statutes: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department."

Section 31 – HVAC Work

The items of HVAC maintenance, repair and replacement set forth on Exhibit A attached hereto shall be referred to as the "**HVAC Work**". Subtenant hereby acknowledges and agrees that the HVAC Work will be performed by Subtenant at its sole cost and expense, in a good and workmanlike manner, on or before July 31, 2025. Nothing in this paragraph shall be deemed to limit or modify Subtenant's responsibility for the payment or performance of any HVAC maintenance, repairs or replacements other than the HVAC Work in accordance with the terms and provisions of this Sublease.

[Remainder of page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, this Sublease has been made and entered into as of the date first written above.

Sublandlord:

INOVAR PACKAGING, LLC,
a Florida limited liability company

DocuSigned by:
By: Zack Hall
B82D37938A494C8...
Name:
Its:

Subtenant:

BROWNIE'S MARINE GROUP, INC.,
a Florida corporation

By:
Name: Robert Carmichael
Its: CEO

EXHIBIT A

HVAC Work

[Attached]

All Temperature Service, Inc.

"SERVICE YOU WILL RECOMMEND"

STATE LICENSED #CAC056912

6040 S.W. 188TH AVENUE

SW RANCHES, FL 33332-1347

PHONE (954) 434-7074 FAX (954) 434-7577

Inovar - HVAC Evaluation Report	
Site Address:	4061 SW 47th Ave. Davie, FL 33314
Number of A/C Units in Total:	9
Evaluated By:	All Temperature Service, Inc.
Date of Evaluation:	9/12/24

UNIT 1: South East End Split System			
Manufacturer	Ruud	**C/U 1 Model #**	RA1460AC1NB
A/H Model #	RHGL-120HK	**C/U 1 Serial #**	W271803713
A/H Serial #	F071902208	**C/U 2 Model #**	RA1460AC1NB
		C/U 2 Serial #	W271803714
Condition of A/H	Dirty blower wheel		
Condition of C/U 1	Good order		
Condition of C/U 2	Good order		
Notes	Clean and service $695.00		

UNIT 2: South West Split System			
Manufacturer	Carrier		
A/H Model #	40RUAA12A2A6A0A0	**C/U 1 Model #**	38AUZA1240B5A0A0
A/H Serial #	1214U10196	**C/U 1 Serial #**	1814C93033
Condition of A/H	Dirty coil and blower wheel		
Condition of C/U	Good order		
Notes	Clean and service $695.00		

UNIT 3: North Split System			
Manufacturer A/H	Ruud	**C/U 1 Model #**	13ACA48A0757
A/H Model #	UHGE-0752K	**C/U 1 Serial #**	8376W101122562
A/H Serial #	139G17921249	**C/U 2 Model #**	2TTA0042A3000AA
Manufacturer C/U	Rheem	**C/U 2 Serial #**	7354THM3F
Condition of A/H	Lots of debris and corruption rust		
Condition of C/U 1	Works good – old		
Condition of C/U 2	DOA – needs replacement		
Notes	Repair/Replace failed components, Clean and service $5,250.00		

UNIT 4: 2nd Floor Split System			
Manufacturer	Ruud		
A/H Model #	UEAB-1005BNS	**C/U 1 Model #**	Not legible
A/H Serial #	TM0593877B	**C/U 1 Serial #**	Not legible
Condition of A/H	Very old – not functioning, needs replacement		
Condition of C/U	Very old – not functioning, needs replacement		
Notes	Replace the system. $5,290.00 Two ton split system		

UNIT 5: South Warehouse Package System			
Manufacturer	Rheem		
Model #	RLKL-B120CL	**Serial #**	F261400239
Condition	Low on refrigerant – replacement recommended due to old age & condition		
Notes	Replace ten ton RTU. $16,900.00		

UNIT 6: Middle Warehouse Package System			
Manufacturer	Rheem		
Model #	RLPN-A060JK	**Serial #**	F151900994
Condition	Works good – needs in-place evaporator coil clean		
Notes	Clean and service $695.00		

UNIT 7: North Warehouse Package System			
Manufacturer	Rheem		
Model #	RLNL-A060JK	**Serial #**	7523F081204988
Condition	Coil rotting, trips on head pressure - replacement recommended due to old age & condition		
Notes	Replace the five ton RTU. $8,250.00		

UNIT 8: North Office Package System			
Manufacturer	Rheem		
Model #	RLKL-B072CL	**Serial #**	F391401667
Condition	Low refrigerant – replacement recommended due to old age & condition		
Notes	Replace the 6 ton RTU. $11,450.00		

UNIT 9: South Office Package System			
Manufacturer	Trane		
Model #	TSC120H3E0A260	**Serial #**	214011402L
Condition	System currently running on one circuit Circuit #1 – Needs nitrogen test to locate leak Circuit #2 – Works good		
Notes	Repair with clean and service. $2,350.00-$4,890.00		